Exhibit 10.14

FIRST AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "First Amendment") is made and entered into this 9th day of June, 2011 (the "First Amendment Date"), by and between CENTURY SUN RIVER, LIMITED PARTNERSHIP, an Arizona limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and SUN RIVER VILLAGE, L.P., a Delaware limited partnership, having a principal address at 1111 Main Street, Suite 710, Vancouver, Washington  98660 (“Purchaser”).

RECITALS:

            WHEREAS, Seller and Holland Acquisition Co., LLC, a Washington limited liability company ("Original Purchaser"), entered into that certain Purchase and Sale Contract dated May 10, 2011, as assigned by Original Purchaser to Purchaser pursuant to that certain Assignment and Assumption of Purchase and Sale Contract dated June 9, 2011 (as assigned, the "Contract"), for certain real property situated in Maricopa County, Arizona, known as Sun River Village Apartments and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to amend and ratify the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Repair Credit.  During the course of its due diligence Purchaser has noted certain deficiencies at the Property requiring certain capital repairs and replacements ("Deficiencies").  In consideration of Purchaser's waiver of any and all Losses relating to the Deficiencies, Seller hereby agrees, subject to the terms and conditions of this First Amendment, to provide Purchaser with a credit at Closing in an amount equal to $100,000.00 ("Capital Repair Credit").  Purchaser shall be solely responsible for the costs of completing any repair work related to the Deficiencies and the Capital Repair Credit shall be in full satisfaction of Seller's obligations with respect to the Deficiencies.  In consideration of such Capital Repair Credit, Purchaser hereby irrevocably releases Seller from any and all liability and obligations arising from or related to the Deficiencies.  The provisions of this Section 1 shall survive Closing and delivery of the Deed to Purchaser.

2.                  Feasibility Period.  Purchaser agrees that Seller has made all deliveries required under the Contract and performed all of Seller's required obligations under the Contract through the date hereof.  Purchaser agrees that Purchaser's right to terminate the Contract pursuant to Section 3.2 is irrevocably waived, the Deposit is non-refundable, and Purchaser's obligation to purchase the Property is non-contingent and unconditional except only for the satisfaction of the conditions expressly stated in Section 9.1 of the Contract.  In addition, Seller and Purchaser acknowledge that by Purchaser's execution of this First Amendment, Purchaser has not waived its right to terminate the Contract in accordance with the terms and conditions of Section 8.2.1 of the Contract.

3.                  General Provisions.  The following provisions shall apply with respect to this First Amendment:

                        a.         Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

                        b.         Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

                        c.         In the event of any conflict between the Contract and this First Amendment, the terms and conditions of this First Amendment shall control.

                        d.         This First Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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            NOW, THEREFORE, the parties hereto have executed this First Amendment as of the First Amendment Date.

Seller:

CENTURY SUN RIVER, LIMITED PARTNERSHIP,

an Arizona limited partnership

By:       CPF XIV/SUN RIVER, INC.,

            an Arizona corporation,

            its managing general partner

            By:  /s/Trent A. Johnson

            Name:  Trent A. Johnson

            Title:  Vice President

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Purchaser:

SUN RIVER VILLAGE, L.P.,

a Delaware limited partnership

By:   Holland Casey JV I Sun River, LLC,

a Delaware limited liability company,

its General Partner

By:    Holland Casey JV I, LLC,

a Delaware limited liability company,

its Managing Member

By:   Holland Partners CH I, LLC,

a Washington limited liability company,

its Managing Member

By:   Holland Partners Capital Management, Inc.,

a Washington corporation,

its Manager

By: /s/Eli Hanacek

Eli Hanacek

COO